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                                                                   EXHIBIT 10.10

                    IRREVOCABLE FUNDING, WARRANT PURCHASE AND

                             REIMBURSEMENT AGREEMENT

                             Dated: October 18, 2002

                                      Among

                           AIG Highstar Capital, L.P.

                                       and

                            TransCore Holdings, Inc.

                                       and

                          TransCore Credit Corporation

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                    IRREVOCABLE FUNDING, WARRANT PURCHASE AND

                             REIMBURSEMENT AGREEMENT

      AGREEMENT made this 18th day of October 2002 by and between AIG HIGHSTAR CAPITAL, L.P., a Delaware limited partnership ("AIG Highstar"), having an office at 175 Water Street, 26th Floor, New York, New York 10038, TRANSCORE HOLDINGS, INC., a Delaware corporation ("TransCore") having an office at 8158 Adams Drive, Liberty Center - Building 200, Hummelstown, Pennsylvania 17036, and TRANS CORE CREDIT CORPORATION, a Delaware corporation and wholly owned subsidiary of TransCore ("TCC"), having an office at 8158 Adams Drive, Liberty Center - Building 200, Hummelstown, Pennsylvania 17036.

                                   BACKGROUND

      TransCore, among other things, provides technology-based services to entities to manage ground transportation systems, assets and transactions.

      As a routine part of its business and to secure its obligations under contracts, TransCore must deliver to its customers surety bonds issued by licensed surety companies.

      In a typical surety bond arrangement, the surety company issues its bond to an obligee guaranteeing TransCore's performance under a contract in exchange for a premium and a contractual undertaking by TransCore, as principal, to reimburse the surety company if it is required to perform under the bond.

      TransCore has experienced rapid growth and an accompanying need for additional capacity to obtain and deliver surety bonds.

      In order to support additional bonding capacity, TransCore is seeking to establish a dedicated first loss indemnity pool of capital to support the underwriting and issuance of surety bonds by surety companies on behalf of TransCore.

      AIG Highstar is an existing investor in TransCore and holds 218 shares of TransCore Class A preferred stock, 103,328 shares of Class C-1 convertible preferred stock, $2,200,000 of subordinated debt, a warrant to acquire 10,920.5 shares of TransCore Class A Common Stock and a warrant to acquire 219 shares of Class B Common Stock.

      AIG Highstar has agreed, in consideration for a Warrant to purchase 46,680 shares of TransCore Class A Common Stock at a price of $.01 per share and certain other consideration, to invest up to $20 million in a bankruptcy remote subsidiary of TransCore to provide the capital necessary to increase the ability of TransCore to obtain and deliver surety bonds.

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      TransCore has formed TCC as a bankruptcy remote, wholly owned subsidiary solely for the purpose of entering into this Agreement (along with any necessary supporting agreements) and creating a first loss indemnity pool of capital to support the issuance of surety bonds on behalf of TransCore and related activities.

      TransCore has agreed to reimburse AIG Highstar for any payments made by AIG Highstar to TCC on behalf of TransCore under the terms of this Agreement.

                                    AGREEMENT

            SECTION 1. DEFINITIONS

            1.1. General Provisions. Unless expressly provided otherwise in this Agreement, or unless the context requires otherwise:

                  (a) all accounting terms used in this Agreement shall have the meanings ascribed to them in accordance with GAAP;

                  (b) all terms used herein that are defined in the UCC, shall have the meanings set forth therein;

                  (c) all capitalized terms defined in this Agreement shall have the same defined meanings when used in any other documents made or delivered pursuant to this Agreement;

                  (d) the singular shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders;

                  (e) all references to any particular party defined herein shall be deemed to refer to each and every person defined herein as such party individually, and to all of them, collectively, jointly and severally, as though each were named wherever the applicable defined term is used;

                  (f) all references to "Sections," "Subsections," "Paragraphs" and "Subparagraphs" shall refer to provisions of this Agreement;

                  (g) all references to time herein shall mean Eastern Standard Time or Eastern Daylight Time, as then in effect; and

                  (h) all references to sections, subsections, paragraphs or other provisions of statutes or regulations shall be deemed to include successor, amended, renumbered and

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            replacement provisions.

            1.2. Defined Terms. As used herein, the following terms shall have the meanings indicated, unless the context otherwise requires:

            "Additional Letter of Credit" shall mean a direct pay, standby letter of credit issued in favor of TCC for the account of TransCore or an Affiliate by a financial institution that is rated at least A+ by Standard & Poor's Corporation, or its equivalent by Moody's Investor Services, Inc., and containing terms that are substantially the same as the terms of any related TCC Obligation to such Issuer; provided that the aggregate amount of all such Additional Letters of Credit when combined with the aggregate amount of the AIG Highstar Payment Commitment shall at no time exceed $40 million.

            "Affiliate" shall mean, with respect to any applicable Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person shall mean the power, directly or indirectly, either to (i) vote five percent (5%) or more of the capital stock having ordinary voting power for the election of directors of such Person (or similar ownership interests in voting power in the case of control of a Person other than a corporation), or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise; provided, however, that AIG Highstar shall not be deemed to be an Affiliate of TCC or TransCore for any purpose.

            "Agreement" shall mean this Irrevocable Funding, Warrant Purchase and Reimbursement Agreement and any future amendments, restatements, modifications or supplements hereof or hereto.

            "AIG Highstar Payment" shall mean a payment made by AIG Highstar to TCC in respect of a TCC Obligation that is not promptly reimbursed by TransCore pursuant to the terms of this Agreement.

            "AIG Highstar Payment Certificate" shall mean a certificate in the form of Exhibit E attached hereto and made a part hereof executed by an Authorized Officer of TCC certifying as to the matters therein described and requesting payment from AIG Highstar pursuant to Section 5.1.

            "AIG Highstar Payment Commitment" shall mean the irrevocable commitment set forth in Section 3.1 of this Agreement by AIG Highstar to TCC that guarantees payment to TCC of any TCC Obligation, up to a maximum amount equal to the AIG Highstar Payment Limit, subject to the terms and conditions of this Agreement.

            "AIG Highstar Payment Commitment Period" shall mean the period beginning on the date hereof and continuing until the earlier of: (i) November 16, 2006, (ii) the occurrence of a Change in Control; provided, that the AIG Highstar Commitment Period shall be suspended during the continuance of a TransCore Default; provided that any such commitment shall not be used by TCC to support a surety bond or letter of credit obligation extending beyond November 16, 2006.

            "AIG Highstar Payment Limit" shall mean: (i) on or before December 31, 2004, $20 million, and (ii) after December 31, 2004 and on or before November 16, 2006, $4 million; provided, however, that in the aggregate the AIG Highstar Payment Limit shall at no time exceed $20 million.

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            "AIG Surety Agreement" shall mean collectively (i) the Indemnity
Agreement dated on or after the date hereof and on or before October 31, 2002 among TransCore and its Affiliates and insurance companies forming a part of American International Group, Inc. family of insurance companies ("AIG Surety") and any future amendments, restatements, modifications or supplements thereof or thereto relating to the issuance of surety bonds by AIG Surety on behalf of TransCore, and (ii) the Commitment Letter.

            "Authorized Officer" shall mean, collectively, the President, Chief Financial Officer, individual General Partner or Managing Member or any other officer of any Person designated as an Authorized Officer in writing.

            "Bankruptcy Code" shall mean the United States Bankruptcy Code, Title 11 of the United States Code, as amended, or any successor law thereto, and any rules promulgated in connection therewith.

            "Business Day" shall mean a day other than (i) a Saturday or Sunday,
(ii) a legal holiday on which banking institutions in the State of New York are authorized or required by law to close, or (iii) a day on which the New York Stock Exchange is closed.

            "Capital Stock" shall mean as to any Person, its shares and any shares of common or preferred stock or other Capital Stock of such Person authorized from time to time, and any other shares, options, interest, participations, or other equivalents (however designated) of or in such Person, whether voting or non-voting, including, without limitation, common stock, options, warrants, phantom stock, stock appreciation rights, preferred stock, convertible notes or debentures, stock purchase rights, and all agreements, instruments, documents and securities convertible, exercisable, or exchangeable, in whole or in part, into any one or more of the foregoing.

            "Change in Control" shall mean (a) prior to a Qualified IPO, the Founding Shareholders and AIG Highstar and their respective Affiliates cease to collectively control capital stock of TransCore representing at least 51% of the voting power of TransCore capital stock; provided, however, that no Change of Control would be deemed to have occurred if the Founding Shareholders and AIG Highstar and their respective Affiliates cease to collectively control capital stock of TransCore representing at least 51% of the voting power of TransCore capital stock by reason of the issuance of capital stock of TransCore representing 30% or less of the voting power of TransCore capital stock on a fully diluted basis to effect an acquisition or series of acquisitions, or (b) after a Qualified IPO, any "person" or "group" as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the "beneficial owner" (as defined in Rules 13d-5 under the Exchange Act except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifty percent (50%) of the total voting power of the issued and outstanding voting capital stock of TransCore normally entitled to vote in the election of directors of TransCore.

            "Charter Documents" shall mean the articles or certificates of incorporation, the bylaws and any certificate of designation of preferred stock of any Person.

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            "Closing Date" shall mean the date hereof.

            "Commitment Letter" shall mean the letter dated on or after the date hereof and on or before October 31, 2002 from AIG Surety to TransCore and any future amendments, restatements, modifications or supplements thereof or thereto relating to the issuance of surety bonds by AIG Surety on behalf of TransCore.

            "Eligible Bond" shall mean any bond outstanding as of the date hereof: (i) that was (A) issued to an Eligible Obligee, (B) identified in the AIG Surety Agreement as entitled to seek reimbursement from TCC, and (C) set forth on Schedule 1.2 hereof, and (ii) with respect to which any letter of credit issued on behalf of TransCore to secure such bond has been or is hereafter released. An Eligible Bond also shall mean any bond that (x) will be issued to an Eligible Obligee (A) on or between the date hereof and October 31, 2003, or (B) after October 31, 2003 if such surety bond is scheduled to be released on or before October 31, 2004, (y) will be issued pursuant to a Surety Bond Agreement by an Issuer to an Eligible Obligee on behalf of TransCore or its Affiliates, and (z) contains customary terms and conditions, including standard subrogation and other rights, and guaranteeing to the Eligible Obligee payment or performance by TransCore or its Affiliates under a contract between TransCore or its Affiliates and the Eligible Obligee; provided, however, that a bond that does not meet the requirements of paragraph (x) of this sentence but that does meet the requirements of paragraphs (y) and (z) of this sentence will be deemed to be an Eligible Bond if TransCore delivers to TCC an Additional Letter of Credit in an amount equal to one-third (1/3) of the amount of the bond; provided further, that notwithstanding the terms of any such surety bond, the AIG Highstar Payment Commitment shall, in all cases, be subject to the AIG Highstar Payment Limit as provided herein and the AIG Highstar Payment Commitment shall be further limited by the application of Section 5.5 hereof.

            "Eligible Obligee" shall mean entities located in the United States, Puerto Rico or other United States possessions that are primarily responsible for transportation infrastructure systems and services, and transactions related to the operation of such systems and services.

            "Environmental Laws" shall mean any US federal, foreign, state, or local statute, law, rule, regulation, ordinance, code, policy, or rule of common law now or hereafter in effect and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment relating to any omissions, releases, or discharges of Hazardous Materials into ambient air, surface water, ground water or land or otherwise relating to the manufacturing process, distribution, use, treatment, storage, disposal, transport, handling, clean up or control of Hazardous Materials or other exposure or impact on worker health and safety.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations of any governmental agency or authority, as from time to time in effect, promulgated thereunder.

            "Founding Shareholders" shall have the meaning given to such term in the Shareholders' Agreement.

            "GAAP" shall mean, at any particular time, United States generally accepted accounting principles as in effect at such time, provided, however, that, if employment of more than one principle

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shall be permissible at such time in respect of a particular accounting matter,
"GAAP" shall refer to the principle which is then employed by TransCore or TCC with the agreement of its independent certified public accountants.

            "Hazardous Material" shall mean (a) any asbestos, PCBs or dioxins or insulation or other material composed of or containing asbestos, PCBs or dioxins and (b) any petroleum products and any chemical, material, or other substance defined as a "hazardous substance," "hazard waste" "toxic substance" or "toxic waste" under any Environmental Law.

            "Issuer" shall mean an insurance company that possesses a certificate of authority to issue Surety Bonds and does so on behalf of TransCore or its Affiliates.

            "Lien" shall mean any security interest, pledge, bailment, mortgage, deed of trust, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance or other similar arrangement or interest in real or personal property, whether such interest is based on common law, statute or contract.

            "Material Adverse Effect" shall mean any act, omission, event or undertaking which would, singly or in the aggregate, have a materially adverse effect on the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of TransCore or any of its Subsidiaries taken as a whole, the respective ability of TransCore or any of its Subsidiaries (or any other obligor) to perform any obligations under the Transaction Documents or the legality, validity, binding effect, enforceability or admissibility into evidence of the Transaction Documents or the ability of AIG Highstar to enforce any rights or remedies under or in connection with the Transaction Documents.

            "Multi-employer Plan" shall mean a multi-employer plan (within the meaning of Section 3(37) of ERISA) that is maintained for the benefit of the employees of TransCore or its Subsidiaries.

            "Note Purchase Agreement" shall mean that certain Subordinated Note Purchase Agreement dated as of February 5, 2001, among TransCore and various purchasers, as amended from time to time.

            "Notification of Substitute Letter of Credit Draw" shall mean the form of notice of draw in substantially the form attached as Exhibit A to the form of Substitute Letter of Credit attached hereto as Exhibit C pursuant to which TCC makes a draw under a Substitute Letter of Credit pursuant to Section
6.1 of this Agreement.

            "Permitted Liens" has the meaning assigned to such term in Section 7.2(b) of the Note Purchase Agreement.

            "Person" shall mean an individual, a corporation, a partnership, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, or any other legal entity.

            "Plan" shall mean any employee benefit plan (within the meaning of Section 3(3) of ERISA), other than a Multi-employer Plan, established or maintained by TransCore or its Subsidiaries.

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            "Proprietary Rights" shall mean all patents, patent applications, trademarks, trade names, service marks, copyrights, inventions, production methods, formulas, know-how and trade secrets.

            "Qualified IPO" shall mean any bona fide firm commitment underwritten offering by TransCore of its Class A Common Stock to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, or any comparable statement under any similar federal statute then in force, which results in net proceeds in excess of $90,000,000 and results in a market capitalization of TransCore of not less than $250,000,000.

            "Reportable Event" shall mean any of the events which are reportable under Section 4043 of ERISA and the regulations promulgated thereunder, other than an occurrence for which the 30-day notice contained in 29 C.F.R. Section 2615(a) is waived.

            "Shareholders' Agreement" shall mean that certain Shareholders' Agreement to which TransCore and AIG Highstar are parties dated as of September 3, 1999, as amended by Amendment No. 1 thereto dated as of June 30, 2000, as further amended by Amendment No. 2 thereto dated as of February 5, 2001.

      "Subsidiary" shall mean any corporation more than fifty percent (50%) of the outstanding shares of capital stock of which (except for directors' qualifying shares, if required by law) are at the time owned by TransCore and/or one or more Subsidiaries.

      "Substitute Letter of Credit" shall mean a letter of credit substantially in the form attached hereto as Exhibit C delivered by AIG Highstar to TCC or an Issuer pursuant to Section 3.4 of this Agreement at the request of TCC and in substitution for the AIG Highstar Payment Commitment.

      "Substitute Letter of Credit Notice" shall mean a notice substantially in the form attached hereto as Exhibit B delivered by TCC to AIG Highstar pursuant to Section 3.4 of this Agreement notifying AIG Highstar that an Issuer, as a condition to issuance of an Eligible Bond, requires a Substitute Letter of Credit.

      "Surety Bond Agreement" shall mean the AIG Surety Agreement and any agreement among an Issuer, TCC, TransCore or its Affiliate pursuant to which the Issuer agrees to issue an Eligible Bond and TCC, as first loss indenmitor, and TransCore or its Affiliates agree to reimburse the Issuer for any amount paid by the Issuer in respect of such Eligible Bond to the Eligible Obligee thereunder.

      "TCC Commitment" shall mean the irrevocable commitment set forth in
Section 2.1 of this Agreement by TCC to TransCore that guarantees payment to an Issuer of any TCC Obligation during the TCC Obligation Period.

      "TCC Obligation" shall mean the amount of any commitment made by TCC during the TCC Obligation Period to indemnify an Issuer if the Issuer is required to make any payment to an Eligible Obligee, or incur any expense on behalf of an Eligible Obligee, under an Eligible Bond, which obligation shall exist immediately upon execution of the related Surety Bond Agreement.

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      "TCC Obligation Notice" shall mean a written notice, in the form attached hereto as Exhibit A, delivered by TCC to AIG Highstar and an Issuer and setting forth the amount and material terms of any TCC Obligation.

      "TCC Obligation Period" shall mean the period beginning on the date hereof and continuing until the earlier of: (i) September 30, 2007, (ii) the occurrence of a Change in Control, or (iii) a TransCore Default.

      "TCC Payment" shall mean a payment made by TCC to an Issuer in respect of a TCC Obligation.

      "TCC Payment Certificate" shall mean a certificate in the form of Exhibit B attached hereto and made a part hereof executed by an Authorized Officer of TransCore certifying as to the matters therein described and requesting payment from TCC pursuant to Section 4.1.

      "Transaction Documents" shall mean this Agreement, the Warrant and all other documents executed in connection with this Agreement and the Warrant.

      "Transaction" shall mean the transactions contemplated by this Agreement and the Warrant.

      "TransCore Default" shall mean an uncured, material default by TransCore under any of the TransCore Credit Documents that has not been: (i) waived by the applicable lender; or (ii) cured within the applicable cure period provided in the TransCore Credit Documents; provided, however, that any such default shall be reported to AIG Highstar within five (5) Business Days after TransCore becomes aware of such default.

      "TransCore Credit Documents" shall mean: (i) that certain Second Amended and Restated Loan and Security Agreement dated as of February 5, 2001, (as amended by the First Amendment to the Second Amended and Restated Loan and Security Agreement dated as of July 20, 2001, the Second Amendment to the Second Amended and Restated Loan and Security Agreement dated as of September 10, 2001, the Third Amendment to Second Amended and Restated Loan and Security Agreement, Temporary Waiver and Consent dated as of February 15, 2002, the Fourth Amendment to Second Amended and Restated Loan and Security Agreement and Waiver dated as of May 31, 2002 and the Fifth Amendment to Second Amended and Restated Loan and Security Agreement dated as of August 21, 2002 and as further amended, restated, supplemented or otherwise modified from time to time) (ii) that certain Amended and Restated Note Purchase Agreement dated as of February 5, 2001, (as amended by that certain First Amendment thereto dated as of July 20, 2001, that Second Amendment thereto dated as of September 7, 2001, that certain Third Amendment to the Amended and Restated Note Purchase Agreement, Temporary Waiver and Consent dated as of February 15, 2002, and that certain Fourth Amendment to the Amended and Restated Note Purchase Agreement and Waiver dated May 31, 2002, as amended, restated, supplemented, or otherwise modified from time to time) and (iii) that certain Loan and Security Agreement dated as of October 17, 2002.

      "TransCore Payment Certificate" shall mean a certificate in the form of Exhibit F attached hereto and made a part hereof executed by an Authorized Officer of AIG Highstar certifying as to the matters therein described and requesting payment from TransCore pursuant to Section 6.2.

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      "UCC" shall mean the New York Uniform Commercial Code, as modified, amended, revised, supplemented and restated from time to time.

      "Warrant" shall mean that certain Warrant to acquire 46,680 shares of Class A Common Stock of TransCore at a price of $.01 per share dated as of the date hereof and issued by TransCore to AIG Highstar.

            SECTION 2. AMOUNT AND TERMS OF TCC COMMITMENT

            2.1. Issuance of TCC Commitment. Subject to the terms of this Agreement, TCC hereby issues to TransCore the TCC Commitment.

            2.2. Amount of TCC Commitment. The TCC Commitment, in the aggregate, shall be the sum of all TCC Obligations.

            2.3. Creation and Amount of TCC Obligations. A TCC Obligation shall be created upon execution of a Surety Bond Agreement. No TCC Obligation shall be created after September 30, 2007, each TCC Obligation shall expire upon expiration of the related Eligible Bond, and all TCC Obligations shall expire at the end of the TCC Obligation Period.

            SECTION 3. AMOUNT AND TERMS OF AIG HIGHSTAR PAYMENT COMMITMENT

            3.1.  Issuance of AIG Highstar Payment Commitment

                  Subject to the terms of this Agreement, AIG Highstar hereby issues to TCC the AIG Highstar Payment Commitment with respect to all TCC Obligations, such AIG Highstar Payment Commitment not to exceed the AIG Highstar Payment Limit.

            3.2.  Adjustment of AIG Highstar Payment Commitment

                  (a) As of the date hereof, the AIG Highstar Payment Commitment shall equal the AIG Highstar Payment Limit.

                  (b) As of any date prior to the expiration of the AIG Highstar Payment Commitment Period the AIG Highstar Payment Commitment shall be the AIG Highstar Payment Limit less the sum of the then existing or outstanding: (i) AIG Highstar Payments, and
            (ii) the stated amount of any outstanding Substitute Letters of Credit. Accordingly, the AIG Highstar Payment Commitment may vary in amount based on amounts, if any, outstanding under (i) and (ii), provided it shall never exceed the AIG Highstar Payment Limit.

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                  (c)   After the expiration of the AIG Highstar Payment
            Commitment Period, the AIG Highstar Payment Commitment shall be zero and no portion of the AIG Highstar Payment Commitment shall be used in respect of a TCC Obligation that extends beyond the AIG Highstar Payment Commitment Period.

            3.3. Identification of TCC Obligations. TCC shall identify each TCC Obligation by delivery to AIG Highstar and the Issuer of a TCC Obligation Notice in the form attached as Exhibit A hereto. Each TCC Obligation Notice shall be delivered by TCC to AIG Highstar and the Issuer within ten
      (10) Business Days after the issuance date of the Surety Bond Agreement to which it relates.

            3.4. Substitute Letters of Credit; Letter of Credit Fee. Notwithstanding anything contained herein to the contrary, upon the written request of an Issuer to TransCore or TCC, and delivery of a Substitute Letter of Credit Notice from TCC to AIG Highstar in the form attached hereto as Exhibit B, AIG Highstar shall deliver to TCC a Substitute Letter of Credit in substantially the form attached hereto as Exhibit C within twelve (12) Business Days of such request. The amount of the AIG Highstar Payment Commitment shall be reduced by the stated amount of the Substitute Letter of Credit for so long as such Substitute Letter of Credit is outstanding. Such delivery shall occur contemporaneously with the execution of a Surety Bond Agreement by TCC and the Issuer and the creation of a TCC Obligation. If AIG Highstar is required to issue to TCC a Substitute Letter of Credit, TransCore shall pay to AIG Highstar an amount equal to 1.25% per annum of the aggregate amount of any such Substitute Letters of Credit issued and outstanding, payable quarterly in arrears.

            3.5. Non-exclusive Bonding Facility. Nothing contained in this Agreement shall in any way require that TransCore cannot satisfy its bonding requirements directly or in any other manner that TransCore, in its sole discretion, shall determine.

            SECTION 4. TCC PAYMENTS

            4.1. Demand for Payment. Upon payment by an Issuer to an Eligible Obligee in connection with an Eligible Bond, TransCore shall make a demand for a TCC Payment by delivery to TCC of a written TCC Payment Certificate signed by an Authorized Officer of TransCore in the form attached hereto as Exhibit D. The TCC Payment Certificate shall reference the Surety Bond Agreement previously executed by TCC related to the Eligible Bond under which payment was made by the Issuer to an Eligible Obligee and state that TCC, as first loss indemnitor under such Surety Bond Agreement, is obligated to make a payment to the Issuer referenced in such Surety Bond Agreement and shall specify the amount of such payment. In the event that the TCC Payment Certificate is for an amount less than the amount specified in the original TCC Obligation related to such Surety Bond Agreement, such TCC Obligation immediately shall be reduced by the amount specified in the TCC Payment Certificate paid by TCC.

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            4.2.  Presentation. Presentation of a TCC Payment Certificate shall be made in writing at the offices of TCC or at any other office that may be designated by TCC by written notice to TransCore.

            4.3. Time of Payment. Demands for payment by TCC to an Issuer may be made under this Agreement during business hours on a Business Day. If a TCC Payment Certificate is delivered by TransCore to TCC at or prior to 12:00 noon (Eastern Time) on a Business Day, the TCC Payment requested to be made in such TCC Payment Certificate will be honored by TCC by 12:00 noon (Eastern Time) on the eleventh (11th) succeeding Business Day. If a TCC Payment Certificate is delivered by TransCore to TCC after 12:00 noon (Eastern Time) on a Business Day, the TCC Payment requested to be made in such TCC Payment Certificate will be honored by TCC on the twelfth (12th) succeeding Business Day. Payment against any TCC Payment Certificate indicating a payment date which is not a Business Day will be effected on the next succeeding Business Day. If a TCC Payment Certificate hereunder does not, in any instance, conform to the terms and conditions of this Agreement, TCC shall give TransCore prompt notice that the purported TCC Payment Certificate was not effected in accordance with the terms and conditions of this Agreement, stating the reasons therefor and that TCC is holding any document or is returning the same to TransCore, as it may elect. Upon being notified that the purported TCC Payment Certificate was not effected in conformity with the Agreement, TransCore may attempt to correct any such nonconforming TCC Payment Certificate if, and to the extent that, TransCore is able to do so.

            4.4. Method of Payment. Each TCC Payment shall be made by wire transfer of immediately available funds to an account designated by TransCore by written notice to TCC.

            4.5. Limitation on TCC Payment Obligation. Notwithstanding any provision of this Agreement to the contrary, TCC shall have no obligation to make any TCC Payment unless TCC is (i) the beneficiary under any Additional Letter of Credit that has not been fully drawn upon pursuant to its terms, or (ii) TCC receives an AIG Highstar Payment pursuant to, and as defined in, this Agreement. Any TCC Payment shall be made first from the proceeds of any Additional Letter of Credit that has not been fully drawn, and second from an AIG Highstar Payment made pursuant to Section
      5.1 of this Agreement.

            SECTION 5. AIG HIGHSTAR PAYMENTS

            5.1. Demand for Payment. TCC shall make a demand for an AIG Highstar Payment by delivery to (i) AIG Highstar of a written AIG Highstar Payment Certificate signed by an Authorized Officer of TCC in the form attached hereto as Exhibit E or (ii) the issuing bank of a Substitute Letter of Credit of a written Notification of Substitute Letter of Credit Draw signed by an Authorized Officer of TCC substantially in the form attached as Exhibit "A" to Exhibit "C" hereof, with a copy to AIG Highstar. The AIG Highstar Payment Certificate or Notification of Substitute Letter of Credit Draw shall reference a TCC Obligation Notice previously delivered to AIG Highstar and state that TCC is obligated to make a payment to the Issuer referenced in the TCC Obligation Notice and specify the amount of such payment. In the event that the AIG

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      Highstar Payment Certificate or Notification of Substitute Letter of
      Credit Draw is for an amount less than the amount specified in the original TCC Obligation Notice, such TCC Obligation Notice immediately shall be reduced by the amount set forth in the AIG Highstar Payment Certificate or Notification of Substitute Letter of Credit Draw paid by the issuing bank.

            5.2. Presentation. Presentation of a AIG Highstar Payment Certificate shall be made in writing at the offices of AIG Highstar, 175 Water Street, 26th Floor, New York, New York 10038, Attention: Christopher
      H. Lee or Michael Walsh, telephone number (212) 458-2338, telecopier number (212) 458-2222, or at any other office that may be designated by AIG Highstar by written notice to TCC.

            5.3. Time of Payment. Demands for payment by AIG Highstar to TCC may be made under this Agreement during business hours on a Business Day. If an AIG Highstar Payment Certificate is delivered by TCC at or prior to 12:00 noon (Eastern Time) on a Business Day, such AIG Highstar Payment Certificate will be honored by AIG Highstar by 12:00 noon (Eastern Time) on the eleventh (11th) succeeding Business Day. If an AIG Highstar Payment Certificate is delivered by TCC after 12:00 noon (Eastern Time) on a Business Day, such AIG Highstar Payment Certificate will be honored by AIG Highstar on the twelfth (12th) succeeding Business Day. Payment against any AIG Highstar Payment Certificate indicating a payment date which is not a Business Day will be effected on the next succeeding Business Day. If an AIG Highstar Payment Certificate hereunder does not, in any instance, conform to the terms and conditions of this Agreement, AIG Highstar shall give TCC prompt notice that the purported AIG Highstar Payment Certificate was not effected in accordance with the terms and conditions of this Agreement, stating the reasons therefor and that AIG Highstar is holding any document or is returning the same to TCC, as it may elect. Upon being notified that the purported AIG Highstar Payment Certificate was not effected in conformity with the Agreement, TCC may attempt to correct any such nonconforming AIG Highstar Payment Certificate if, and to the extent that, TCC is able to do so.

            5.4. Method of Payment. Each AIG Highstar Payment shall be made by wire transfer of immediately available funds to an account designated by TCC by written notice to AIG Highstar.

            5.5. Additional Letters of Credit. In addition to the AIG Payment Commitment set forth in this Agreement, TCC may also obtain one or more Additional Letters of Credit to further support TransCore bonding requirements. Notwithstanding any provision of this Agreement to the contrary, AIG Highstar shall have no obligation to make any AIG Highstar Payment until any and all Additional Letters of Credit have been fully drawn upon pursuant to their terms.

            SECTION 6. REIMBURSEMENT OBLIGATION

            6.1. Reimbursement for Payment of AIG Highstar Payments. TransCore shall reimburse AIG Highstar for all payments made by AIG Highstar (a) to TCC pursuant to an AIG

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      Highstar Payment Certificate issued by TCC to AIG Highstar, or (b) to TCC or an Issuer under a Substitute Letter of Credit under which TCC has made a draw by delivery to AIG Highstar of a Notification of Substitute Letter of Credit Draw.

            6.2. Demand for Payment. AIG Highstar shall make a demand for reimbursement from TransCore by delivery to TransCore of a written TransCore Payment Certificate signed by an Authorized Officer of AIG Highstar in the form attached hereto as Exhibit F. The TransCore Payment Certificate shall reference a TCC Obligation Notice previously delivered to AIG Highstar and state that AIG Highstar has made a payment to TCC pursuant to a AIG Highstar Payment Certificate and the amount of such payment or that a draw has been made under a Substitute Letter of Credit and the amount of such draw. All reimbursement payments due under this
      Section 6.2 from TransCore to AIG Highstar must be made by TransCore in cash within five (5) business days of receipt by TransCore of a TransCore Payment Certificate.

            6.3. Presentation. Presentation of a TransCore Payment Certificate shall be made in writing at the offices of TransCore or at any other office that may be designated by TransCore by written notice to AIG Highstar.

            6.4. Method of Payment. Each payment by TransCore to AIG Highstar shall be made by wire transfer of immediately available funds to an account designated by AIG Highstar by written notice to TransCore.

            SECTION 7. WARRANT

            7.1. Issuance of Warrant. In consideration for the execution of this Agreement, including the representations and warranties of AIG Highstar contained herein, and the performance by AIG Highstar of its obligations hereunder, TransCore hereby issues to AIG Highstar the Warrant.

            SECTION 8. CONDITIONS AND DELIVERIES

            8.1.  Conditions to AIG Highstar Obligations.

            AIG Highstar shall have no obligation to TransCore and TCC under this Agreement until TransCore and TCC deliver, or cause to be delivered, to AIG Highstar:

                  (a)   the Warrant;

                  (b) An opinion of Stevens & Lee, counsel to TCC and TransCore, in the form attached hereto as Exhibit G;

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

                  (c) A Closing Certificate signed by an Authorized Officer of TransCore in the form attached hereto as Exhibit H that, among other things, shall affirm that no default or event of default has occurred that has not been waived under the TransCore Credit Documents or the Note Purchase Agreement, and such waived defaults shall be summarized in an attachment to such certificate;

                  (d) A Closing Certificate signed by an Authorized Officer of TCC in the form attached hereto as Exhibit I; and

                  (e) If but only if TransCore and AIG Surety have not executed the AIG Surety Agreement, then, as a further condition to the effectiveness of this Agreement and the issuance of the Warrant, TransCore shall provide satisfactory evidence to AIG Highstar of TransCore's delivery to TCC of matching Additional Letters of Credit having a stated amount equal to one-third (1/3) of the outstanding dollar amount of each of the bonds listed on Schedule 1.2, provided, however, that the dollar amount of matching letters of credit issued and outstanding on behalf of TransCore in respect of the bonds listed on Schedule 1.2 that name AIG Surety as the beneficiary shall be credited against such obligation in an amount up to one-third (1/3) of the outstanding dollar amount of each such bond.

            8.2.  CONDITIONS TO TRANSCORE'S AND TCC'S OBLIGATIONS.

            Neither TransCore nor TCC shall have any obligation to AIG Highstar under this Agreement until AIG Highstar delivers, or causes to be delivered, to TransCore and TCC:

                  (a) an opinion of Milbank, Tweed, Hadley &McCloy, LLP, counsel to AIG Highstar, in the form attached hereto as Exhibit J; and

                  (b) A Closing Certificate signed by an Authorized Officer of AIG Highstar in the form attached hereto as Exhibit K.

            SECTION 9. REPRESENTATIONS AND WARRANTIES OF TCC

            To induce AIG Highstar and TransCore to enter into this Agreement, TCC represents and warrants to AIG Highstar and TransCore that:

            9.1. Organization and Qualification. TCC is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification and in which the failure to so qualify could reasonably be expected to have a material adverse effect.

            9.2. Power and Authority. TCC has the corporate power to execute, deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize this Agreement and the execution and delivery of, and performance of its obligations under this Agreement. No consent of any other party (including stockholders of TCC) and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

            9.3. Enforceability. This Agreement, when executed and delivered to AIG Highstar and TransCore, will constitute valid obligations of TCC legally binding upon it and enforceable in accordance with its terms, except as enforceability of the foregoing may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights.

            9.4. Conflict with Other Instruments. The execution and delivery of, and performance of its obligations under, this Agreement will not violate or contravene any provision of any existing law or regulation or decree of any court, governmental authority, bureau or agency having jurisdiction over TCC or of the Certificate of Incorporation or the By-Laws of TCC or any mortgage, indenture, security agreement, contract, undertaking or other agreement to which TCC is a party or which purports to be binding upon it or any of its properties or assets, and will not result in the creation or imposition of any lien on or in any of its properties or assets pursuant to the provisions of any such mortgage, indenture, security agreement, contract, undertaking or other agreement.

            9.5. Litigation. No actions, suits or proceedings before any court or governmental department or agency (whether or not purportedly on behalf of TCC) are pending or, to the knowledge of TCC, threatened (a) with respect to any of the transactions contemplated by this Agreement or (b) against or affecting TCC or any of its properties that, if adversely determined, could reasonably be expected to have a material adverse effect on TCC.

            SECTION 10. REPRESENTATIONS AND WARRANTIES OF AIG HIGHSTAR

            To induce TransCore and TCC to enter into this Agreement, AIG Highstar represents and warrants to TransCore and TCC that:

            10.1. Organization and Qualification. AIG Highstar is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and is duly qualified as a foreign limited partnership and in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification and in which the failure to so qualify could reasonably be expected to have a material adverse effect.

            10.2. Power and Authority. AIG Highstar has the partnership power to execute, deliver and perform its obligations under this Agreement and has taken all necessary partnership action to authorize this Agreement and the execution and delivery of, and performance of its obligations under this Agreement. No consent of any other party (including general or limited partners of AIG Highstar) and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

            10.3. Enforceability. This Agreement, when executed and delivered to TransCore and TCC, will constitute valid obligations of AIG Highstar legally binding upon it and enforceable in accordance with its terms, except as enforceability of the foregoing may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights.

            10.4. Conflict with Other Instruments. The execution and delivery of, and performance of its obligations under, this Agreement will not violate or contravene any provision of any existing law or regulation or decree of any court, governmental authority, bureau or agency having jurisdiction over AIG Highstar or of the Certificate of Limited Partnership of AIG Highstar or any mortgage, indenture, security agreement, contract, undertaking or other agreement to which AIG Highstar is a party or which purports to be binding upon it or any of its properties or assets, and will not result in the creation or imposition of any lien on or in any of its properties or assets pursuant to the provisions of any such mortgage, indenture, security. agreement, contract, undertaking or other agreement.

            10.5. Litigation. No actions, suits or proceedings before any court or governmental department or agency (whether or not purportedly on behalf of AIG Highstar) are pending or, to the knowledge of AIG Highstar, threatened (a) with respect to any of the transactions contemplated by this Agreement or (b) against or affecting AIG Highstar or any of its properties that, if adversely determined, could reasonably be expected to have a material adverse effect on AIG Highstar.

            10.6. Purchase for Investment. AIG Highstar is acquiring the Warrant pursuant to Section 7.1 hereof with the following understanding:

                  (a) AIG Highstar understands that the Warrant and the Class A Common Stock acquirable upon exercise of the Warrant have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under applicable state securities laws (the "Blue Sky Laws"), in reliance upon exemptions contained in the Securities Act and Blue Sky Laws and any applicable regulations promulgated thereunder or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless, among other things, such Warrant or Class A Common Stock is subsequently registered or qualified for exemption under the Securities Act and Blue Sky Laws, and that the certificates representing the Warrant and the Class A Common Stock shall bear a legend noting such restrictions;

                  (b) That the Warrant is being acquired under this Agreement by AIG Highstar in good faith solely for its own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act, and that such securities will not be offered for sale, sold or otherwise transferred without either registration or exemption from registration under the Securities Act and Blue Sky Laws;

                  (c) AIG Highstar has such knowledge and experience in financial and business matters that AIG Highstar is capable of evaluating the merits and risks of its investment in the Warrant and AIG Highstar understands and is able to bear any economic risks associated with such investment (including the inherent risk of losing all or part of its investment in the Warrant); and

                  (d) AIG Highstar is directly familiar with the business that is conducted and intended to be conducted by TransCore, including financial matters related to such business, has been given the opportunity to ask questions of, and receive answers from, the directors and principal officers of TransCore concerning the business and financial affairs of TransCore, and the terms and conditions of its purchase of the Warrant, and has had further opportunity to obtain any additional information desired (including information necessary to verify the accuracy of the foregoing).

            10.7. Delivery of Substitute Letters of Credit. AIG Highstar has the financial standing and credit worthiness that will permit it to deliver a Substitute Letter of Credit pursuant to Section 3.4 of this Agreement.

            SECTION 11. REPRESENTATIONS OF TRANSCORE

            To induce AIG Highstar and TCC to enter into this Agreement, TransCore represents and warrants to AIG Highstar and TCC that:

            11.1. Organization and Corporate Power. Each of TransCore and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and is qualified to do business in the jurisdictions listed on the attached "Qualifications Schedule," except as noted therein, which list includes every jurisdiction where the failure to so qualify might reasonably be expected to have a Material Adverse Effect. Each of TransCore and its Subsidiaries has the requisite power and authority to execute, deliver and carry out its respective obligations under each of the Transaction Documents. Each of TransCore and its Subsidiaries has all requisite power and authority and all material licenses, permits and authorizations necessary to own and operate its respective properties, to carry on its respective businesses as now conducted and presently proposed to be conducted and to carry out the Transaction. The copies of each of TransCore's and its Subsidiaries' Charter Documents which have been furnished to AIG Highstar reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

            11.2. Capital Stock and Related Matters.

                  (a) As of the Closing and immediately thereafter, the authorized Capital Stock of TransCore is as set forth on the attached "Capitalization Schedule." As of the Closing, TransCore will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock, (including the Schedules hereto), except as set forth in the Shareholders' Agreement or the Charter Documents of TransCore. As of the Closing, all of the outstanding shares of TransCore's Capital Stock will be validly issued, fully paid and non-assessable.

                  (b) TransCore has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its Capital Stock, or the offer, sale and issuance of the Warrant to AIG Highstar pursuant to and in the manner contemplated by this Agreement and such issuance does not and will not, require registration under the Securities Act of 1933, as amended, or any applicable state securities laws. Except as set forth in the Shareholders' Agreement, there are no agreements between TransCore's shareholders with respect to the voting or transfer of TransCore's Capital Stock.

            11.3. Subsidiary. Except for the Subsidiaries set forth on the "Subsidiaries Schedule" hereto, TransCore does not hold any rights to acquire any shares of stock or any other security or interest in any other Person.

            11.4. Authorization; No Breach. TransCore has duly authorized the execution, delivery and performance of its obligations under the Transaction Documents. The execution and delivery by TransCore of the Transaction Documents does not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, or (ii) result in the creation of any lien, security interest, charge or encumbrance upon any of TransCore's capital stock, assets or property now owned or hereafter acquired, or (iii) give any third party the right to accelerate any obligation, or (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to the Charter Documents of TransCore, or any law, statute, rule or regulation to which TransCore is subject, or any agreement, instrument, order, judgment or decree to which TransCore is a party or to which it or its assets are subject.

            11.5. Governmental Approval. No registration with or consent or approval of, or other action by, any federal, state or other governmental agency, authority or regulatory body is or will be required in connection with the consummation of the Transaction by TransCore or its Subsidiaries.

            11.6. Enforceability. This Agreement, when executed and delivered to AIG Highstar and TCC, will constitute valid obligations of TransCore legally binding upon it and enforceable in accordance with its terms, except as enforceability of the foregoing may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights.

            11.7. Financial Matters. TransCore has furnished to AIG Highstar a copy of (i) the consolidated audited balance sheet of TransCore and its Subsidiaries for the fiscal year ending on January 31, 2002 and the related statement of income and (ii) the consolidated unaudited balance sheet of TransCore and its Subsidiaries as of July 31, 2002, and the related statement of income for the six-month period then ended. Such financial statements present fairly in accordance with GAAP, the financial position of TransCore at the date thereof and the results of operations of TransCore for the periods then ended, subject to normal year-end adjustments. Except as disclosed or reflected in such financial statements, neither TransCore nor any of its Subsidiaries had any material liabilities, contingent or otherwise, and there were no material unrealized or anticipated losses of TransCore or any of its Subsidiaries.

            11.8. No Material Adverse Change. Since January 31, 2002, there has been no event or occurrence that would reasonably be expected to have a Material Adverse Effect, provided, however, that neither the accounting irregularities heretofore disclosed with respect to the acquired subsidiary Viastar Holdings, Inc. nor the inability to secure surety bonds as of the date of this Agreement shall be deemed to be a Material Adverse Effect.

            11.9. Litigation. Except as described in the "Litigation Schedule", no actions, suits or proceedings before any court or governmental department or agency (whether or not purportedly on behalf of TransCore) are pending or, to the knowledge of TransCore, threatened (a) with respect to any of the transactions contemplated by this Agreement or (b) against or affecting TransCore or any of its properties that, if adversely determined, could reasonably be expected to have a material adverse effect on TransCore.

            11.10. Compliance with Laws. TransCore and its Subsidiaries are not in violation in any material respect of any applicable law, rule or regulation, including but not limited to, any Environmental Law. TransCore and its Subsidiaries are not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality. During the past ten (10) years, none of the current officers, directors or management of TransCore or any of its Subsidiaries have been arrested or convicted of any material crime nor have any of them been bankrupt or, except as disclosed on the attached "Compliance with Laws Schedule," an officer or director of a bankrupt company.

            11.11. Environmental Protection. Except as specified in the "Environmental Schedule" and after giving effect to the Transactions: (a) TransCore and its Subsidiaries, the methods and means employed by them in the operation thereof (including all operations and conditions at or in the properties of TransCore), and the assets owned, leased, held or operated by them, comply in all material respects with all applicable laws, rules, regulations, ordinances and codes of every kind, including Environmental Laws; (b) TransCore and its Subsidiaries have obtained all permits under Environmental Laws necessary to their operations other than such permits the absence of which could not, individually or in the aggregate, result in a Material Adverse Effect, and all such permits are in good standing and they are in compliance with all material terms and conditions of such permits; and (c) neither TransCore nor any of its Subsidiaries has received (i) any claim or notice of violation, lien, complaint, suit, order or other claim or notice to the effect that they are or may be liable to any Person as a result of (A) the environmental condition of any of their respective properties or any other property, or (B) the release or threatened release of any Hazardous Materials, or (ii) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.Section 9604), or comparable state laws, and to the best of TransCore's knowledge, none of the operations of TransCore or its Subsidiaries are the subject of any Federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Material at TransCore's or any of its Subsidiaries' properties or at any other location, including any location to which TransCore or its Subsidiaries has transported, or arranged for the transportation of, any Hazardous Materials.

            11.12. Taxes. TransCore and its Subsidiaries have filed or caused to be filed all federal, state and local tax returns which are required to be filed by it, and have paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, including payroll taxes.

            11.13. Labor and Employment. TransCore, its Subsidiaries and each Plan is in compliance in all material respects with those provisions of ERISA, the Internal Revenue Code, the Age Discrimination in Employment Act, and the regulations and published interpretations thereunder which are applicable to TransCore, its Subsidiaries or such Plan. As of the date hereof, no Reportable Event has occurred with respect to any Plan as to which TransCore or its Subsidiaries was required to file a report with the Pension Benefit Guaranty Corporation. No Plan has any material amount of unfunded benefit liabilities (within the meaning of Section 4001 (a)(I 8) of ERISA) or any accumulated funding deficiency (within the meaning of
      Section 302 (a)(2) of ERISA), whether or not waived, and neither TransCore nor any of its Subsidiaries has incurred or expects to incur any material withdrawal liability under Subtitle E of Title IV of ERISA to a Multi-employer Plan. No Plan of TransCore or its Subsidiaries obligates it to provide post-retirement medical benefits, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1986. TransCore and its Subsidiaries are in compliance in all material respects with all labor and employment laws, rules, regulations and requirements of all applicable domestic and foreign jurisdictions. There are no pending or threatened labor disputes, work stoppages or strikes.

            11.14. Investment Company Act; Public Utility Holding Company Act. Neither TransCore nor any of its Subsidiaries is (a) an "investment company" within the meaning of the Investment Company Act of 1940, as amended or (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            11.15. Properties; Security Interests. TransCore and its Subsidiaries have good title to, or valid leasehold interests in all of the material assets and properties reflected in the balance sheet of TransCore as of January 31, 2001 delivered by TransCore to AIG Highstar, except for such properties as have been disposed of in the ordinary course of business, subject to no Liens except for Permitted Liens. All such assets and properties are in good repair, working order and condition and all such assets and properties are owned by TransCore free and clear of all Liens except for Permitted Liens. All real estate owned or leased by TransCore is listed on the attached "Properties Schedule."

            11.16. Intellectual Property; Licenses. TransCore and its Subsidiaries possess all Proprietary Rights necessary to conduct their business as heretofore conducted. All Proprietary Rights registered in the name of TransCore or any Subsidiary and applications therefor filed by TransCore or any Subsidiary are listed on the "Intellectual Property Schedule." No event has occurred that permits, or after notice or lapse of time or both would permit, the revocation or termination of any of the foregoing which taken in isolation or when considered with all other such revocations or terminations could result in a Material Adverse Effect. TransCore does not have notice or knowledge of any facts or any past, present or threatened occurrence that could preclude or impair TransCore's or any of its Subsidiaries' ability to retain or obtain any authorization necessary for the operation of its business.

            11.17. Solvency. Except as set forth in the "Solvency Schedule" attached to this Agreement, after giving effect to this Agreement, neither TransCore nor its Subsidiaries will be insolvent. TransCore and its Subsidiaries will be able to pay their debts as they become due and mature and are current on all debts, accounts payable and leases as of the date hereof other than such debts as are currently being disputed in good faith and which are disclosed on the attached "Solvency Schedule".

            11.18. Complete Disclosure. All factual information furnished by or on behalf of TransCore to AIG Highstar and TCC for purposes of or in connection with this Agreement is, and all other such factual information hereafter furnished by or on behalf of TransCore will be, true and accurate in all material respects on the date as of which such information is furnished and not incomplete by omitting to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

            11.19. Side Agreements. Except as disclosed on the attached "Side Agreements Schedule," neither TransCore nor any Affiliate nor any director, officer or employee of TransCore or any Affiliate has entered into, as of the date hereof, any side agreement, either oral or written, with any individual or business, pursuant to which the director, officer, employee, Company or such Affiliate has agreed to do anything beyond the requirements of the formal, written contracts executed by TransCore.

            11.20. Size of Board of Directors of TCC. The number of members of the board of directors of TCC is three (3). Representatives of AIG Highstar shall constitute a majority of TCC's board of directors.

            SECTION 12. COVENANTS OF TRANSCORE AND TCC

            12.1. TCC Obligation Report. Within ten (10) days after the end of each month TransCore shall cause TCC to deliver to AIG Highstar a monthly report listing each TCC Obligation Notice delivered to AIG Highstar, the related amount of the TCC Obligation and the Eligible Bond, a brief description of the project that is the subject of the TCC Obligation, the expiry date of the TCC Obligation and the related Eligible Bond, and the identity of the Issuer.

            12.2. Notices. TransCore or TCC, as the case may be, shall promptly give notice in writing to AIG Highstar of the occurrence of any of the following:

                  (a) any uncured material event of default by TransCore under any contract or other agreement that is the subject of an Eligible Bond and that could entitle an Eligible Obligee to accelerate the maturity of any obligation of TransCore or to exercise any other remedy against TransCore;

                  (b) the commencement of any material litigation, proceeding or dispute affecting TransCore or TCC, or any dispute between TransCore or TCC, and any Person, under any Surety Bond Agreement, Eligible Bond or contract or agreement that is the subject of an Eligible Bond;

                  (c) any material and adverse change in the financial position, operations, business or prospects of TransCore or TCC;

                  (d) any default or event of default under the TransCore Credit Documents; and

                  (e)   any Change in Control of TransCore.

            12.3. Books and Records. Each of TransCore and TCC will maintain accurate and complete records and books of account with respect to all their operations in accordance with GAAP, and, upon two Business Day's notice, will permit officers or representatives of AIG Highstar to examine and make excerpts from such books and records at all reasonable times.

            SECTION 13. ADDITIONAL COVENANTS OF TCC

            13.1. Prohibited Activities. TCC shall not, without the affirmative consent of AIG Highstar do any of the following:

                  (a) Engage in any business or activities other than those set forth in TCC's Certificate of Incorporation;

                  (b) Incur any indebtedness, or assume or guaranty any indebtedness of any other entity, other than (i) indebtedness arising from salaries, fees and expenses to its professional advisors and counsel, directors, officers and employees, (ii) other indebtedness on account of incidentals or services supplied or furnished to TCC, (iii) TCC Obligations, (iv) Additional Letters of Credit, and (v) in the ordinary course of TCC's business as set forth in its Certificate of Incorporation;

                  (c) Dissolve or liquidate, in whole or in part, consolidate or merge with or into any other entity or convey or transfer its properties and assets, substantially as an entirety to any entity other than as permitted by its Certificate of Incorporation;

                  (d) Institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it or file a petition seeking, or consent to, reorganization, liquidation or relief under the Bankruptcy Code or state law relating to bankruptcy, insolvency, reorganization or dissolution, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of TCC or a substantial part of its property, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts as they become due, or take corporate action in furtherance of any such action;

                  (e) Repeal, amend or otherwise modify any provision of its Certificate of Incorporation or By-laws; or

                  (f) Increase or reclassify the capital stock of TCC or issue any additional shares of capital stock of TCC.

            13.2. Separate Existence. TCC shall maintain its separate corporate existence and identity and shall take all steps necessary to make it apparent to third parties that TCC is an entity with assets and liabilities distinct from those of TransCore or any Affiliate of TransCore. TCC shall therefore, at all times: (i) promptly reimburse TransCore or any Affiliate of TransCore for all reasonable expenses paid or incurred by TransCore, any Affiliate or their personnel for or on behalf of TCC, including appropriate allocations of(x) salaries and benefits of those personnel performing services for TCC and (y) office space, overhead, computing and other expenses attributable to services performed for TCC, if any; (ii) maintain TCC's books, accounting records and other corporate documents and records separate from those of TransCore or any other entity; (iii) prepare any financial statements separately from those of TransCore and request that TransCore include certain footnotes in any consolidated financial statements issued by TransCore to the effect that TransCore contributed certain assets to TCC; (iv) maintain TCC's books of account and payroll (if any) separate from those of TransCore or any Affiliate of TransCore; (v) act solely in its corporate name and through its own authorized officers and. agents, invoices and letterhead; (vi) separately manage TCC's liabilities from those of TransCore or any Affiliate of TransCore and pay its own liabilities, including all administrative expenses, from its own separate assets; (vii) hold itself out as an entity; separate from TransCore and any Affiliate of TransCore and any other person; (viii) not commingle its assets with those of TransCore, any Affiliate of TransCore or any other person; and (ix) not pledge its assets for the benefit of any other person or make loans or advances to any other person. TCC shall abide by all corporate formalities, including the maintenance of current minute books, and shall cause any financial statements to be prepared in accordance with GAAP in a manner that indicates the separate existence of TCC and its assets and liabilities. Other than those liabilities associated with the issuance of Eligible Bonds, TCC shall not assume the liabilities of TransCore or any Affiliate of TransCore, and shall not guarantee the liabilities of TransCore or any Affiliate of TransCore.

            SECTION 14. ADDITIONAL COVENANTS OF TRANSCORE

            14.1. Members of the Board of Directors. Upon execution of this Agreement, and during the term of this Agreement, TransCore, as sole shareholder of TCC, shall cause two (2) persons designated by AIG Highstar to be appointed to the Board of Directors of TCC. In the event of a vacancy on the Board of Directors during the term of this Agreement caused by the resignation, withdrawal, or removal of any person designated by AIG Highstar to serve as a member of such Board of Directors, TransCore shall cause a person designated by AIG Highstar to replace such member.

            14.2. Size of Board of Directors. TransCore shall not increase the size of the board of directors of TCC to a number of members greater than three (3).

            14.3. Company Board of Directors. TransCore shall appoint one of the following individuals: F.I. Chong, Christopher H. Lee, Larry Mellinger, or David Pinkerton, as designated by AIG Highstar, to the TransCore Board of Directors and as a member of the audit committee thereof to serve until the earlier of (i) the termination or release of the AIG Highstar Payment Limit, including through 100% collateralization by TransCore of the AIG Payment Limit by delivery of Additional Letters of Credit, or (ii) a Qualified IPO.

            14.4. Operating Expenses. Other than the TCC Obligations, TransCore irrevocably agrees to pay all approved operating expenses of TCC, including, without limitation, any expenses that TCC may incur under its certificate of incorporation or bylaws regarding indemnification of directors and officers and advancement of expenses in connection with any action or proceeding in which indemnification may be available. A budget for operating expenses shall be approved on a quarterly basis by the Board of Directors of TCC and submitted to TransCore for review and approval not later than ten (10) Business Days before the beginning of each quarter. TransCore shall have the sole authority to approve or disapprove the annual operating budget and shall do so before the beginning of each year.

            14.5. Modification. Without the prior written consent of TCC and AIG Highstar, which consent shall not be unreasonably withheld, TransCore may not modify any Surety Bond Agreement with any Issuer, including, without limitation, modification of any reimbursement obligation, or modify the related Eligible Bond, except for any such modification that: (i) reduces the amount of the Eligible Bond, or (ii) alters the maturity of the Eligible Bond or the reimbursement obligation in the Surety Bond Agreement in a manner that, if such alterations were the original terms, the surety bond would not fail to qualify as an Eligible Bond. Notwithstanding the foregoing, AIG Highstar may withhold its consent to any such modification where such modification, in the sole judgment of AIG Highstar, may have a material adverse effect on AIG Highstar's rights hereunder.

            SECTION 15. INDEMNIFICATION.

            15.1. Indemnification by TransCore. TransCore hereby agrees to indemnify, defend and hold harmless AIG Highstar and TCC and their respective officers, directors, employees, agents and representatives ("Representatives"), and their respective successors and assigns in connection with any losses, claims, damages, liabilities and expenses, including AIG Highstar Payments, TCC Payments or reasonable attorneys' fees, to which AIG Highstar or TCC or their respective Representatives may become subject (other than as a result of the willful misconduct of any such Person), insofar as such, losses, claims, damages or liabilities (or actions in respect thereof) arise out of payment by AIG Highstar of any AIG Highstar Payment, payment by TCC of any TCC Obligation, material breach of any Environmental Law or by reason of any investigation, litigation or other proceedings related to or resulting from any act o1 or omission by, TransCore or its Affiliates or any TransCore or Affiliate Representative with respect to the Transaction or the Transaction Documents and to reimburse AIG Highstar, TCC and each such Person and Affiliate, upon demand, for any legal or other expenses incurred in connection with investigating or defending any such loss, claim, damage, liability, expense, or action. To the extent that the foregoing undertakings may be unenforceable for any reason, TransCore agrees to make the maximum contribution to the payment and satisfaction of indemnified liabilities set forth in this Section 15.1 which is permissible under applicable law. This indemnity and agreement to defend and hold harmless shall survive the termination of this Agreement or any other circumstances which might otherwise constitute a legal or equitable release or discharge, in whole or in part, of TransCore under this Agreement.

            SECTION 16. MISCELLANEOUS

            16.1. No Third Party Beneficiaries. The parties do not intend the benefits of this Agreement to inure to any third party. Notwithstanding anything contained herein or any conduct or course of conduct by any or all of the parties hereto, or their respective affiliated companies, agents or employees, before or after signing this Agreement, this Agreement shall not be construed as creating any rights, claims or causes of action against AIG Highstar or TCC, or any of their respective directors, officers, agents or employees in favor of any of creditors of TransCore.

            16.2. Survival of Representations and Warranties. All representations, warranties, covenants and agreements made in this Agreement and in any certificates delivered pursuant thereto shall survive the execution and delivery of this Agreement.

            16.3. Participations. AIG Highstar reserves the absolute right to assign all or any portion of its interests in this Agreement or to participate with other institutions in this Agreement on such terms and at such times as AIG Highstar may determine from time to time, all without any consent thereto or notice thereof by or to TCC; provided, however, that no assignment or participation of this Agreement by AIG Highstar shall relieve AIG Highstar of any liability hereunder.

            16.4. Miscellaneous. No failure by a party to comply with any provision or provisions of this Agreement, and no waiver on the part of any party in exercising any rights hereunder, shall operate as a waiver of any rights of such party. Tardiness in enforcing any provision hereof shall not be set up as a waiver by a party of any of its rights hereunder and all covenants on the part of the parties hereunder to be kept and performed may be enforced at any time.

            16.5. Notices. All notices and other communications shall have been duly given and shall be effective (i) when hand delivered, (ii) when transmitted via telecopy (or other facsimile device) to the numbers set forth below, (iii) the Business Day following the day on which the same has been delivered prepaid via a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, post prepaid, in each case to the respective parties at the address or telecopy number set forth below, or at such other address or telecopy number as such party may hereafter specify by written notice to the other party hereof:

      TRANSCORE/TCC:                       TRANSCORE HOLDINGS, INC

                                           TRANS CORE CREDIT CORPORATION
                                           8158 Adams Drive
                                           Liberty Center -  Building 200
                                           Hummelstown, Pennsylvania 17036
                                           Facsimile No. (717) 561-5919
                                           Attention: David Sparks

                       with a copy to:     8158 Adams Drive
                                           Liberty Center - Building 200
                                           Hummelstown, Pennsylvania 17036
                                           Facsimile No. (717) 561-5919
                                           Attention: Connie Wilson, Esquire

         AIG Highstar                      AIG HIGHSTAR CAPITAL, L.P.
                                           175 Water Street
                                           26th Floor
                                           New York, New York 10038
                                           Facsimile No. (212) 458-2222
                                           Attention:  Christopher H. Lee

                       with a copy to:     Milbank, Tweed, Hadley & McCloy LLP

                                           One Chase Manhattan Plaza
                                           New York, New York 10005
                                           Facsimile No. (212) 822-5106
                                           Attention: Joris Hogan, Esquire

            16.6. Conflicts Between Instruments. In the event of any conflict between the provisions of this Agreement and any other Transaction Document or any other document executed and/or delivered in connection with this Agreement, the provisions of this Agreement shall prevail, notwithstanding any provision in any other document to the effect that such other document shall be deemed controlling.

            16.7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither TransCore or TCC may assign nor transfer their respective rights hereunder without the prior written consent of AIG Highstar (which consent may be granted or withheld in AIG Highstar's sole and absolute discretion).

            16.8. Construction. This Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed and interpreted in accordance with, the domestic internal laws of the State of New York without regard to its rules pertaining to conflict of laws. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            16.9. Severability. Any provision contained in this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            16.10. Dispute Resolution.

                  (a) Any and all disputes arising out of or in connection with the interpretation, performance, nonperformance or termination of this Agreement (a "Dispute"), in the first instance if possible, shall be settled by negotiation between the parties set forth in
            Section 16.5 of this Agreement, or their designee. To initiate Dispute resolution, a party shall send written notice describing the dispute to the other party ("Dispute Notice"). If the parties are unable to resolve the Dispute, it shall be submitted to mediation administered by the American Arbitration Association ("AAA") under its Commercial Mediation Rules, before resorting to arbitration or any other form of dispute resolution.

                  (b) In the event any Dispute among the parties is not resolved under the process set forth in paragraph (a) of this Agreement:

                        A. The Dispute shall be submitted by the parties to arbitration under the Commercial Arbitration Rules of the American Arbitration Association ("AAA Rules"). Judgment rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                        B.    Apply the substantive law of the State of New
York;

                        C. Be conducted in New York, New York unless the parties agree upon a different location;

                        D. Be conducted by one neutral arbitrator selected by mutual agreement of the parties; if the parties cannot agree upon an arbitrator, the arbitrator shall be selected as set forth in the AAA Rules.

                        E. The parties shall participate in a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchanging of summaries of testimony of proposed witnesses and examination by deposition of parties, limited to no longer than 6 hours per deponent absent agreement of the parties. This pre-hearing exchange of information shall be governed by the Federal Rules of Civil Procedure.

                        F. Each party shall bear its individual costs, such as, but not limited to, travel, to the arbitration, witness fees and expenses, and legal representation at the arbitration. All other expenses of the arbitration shall be borne equally by the parties;

                        G. The arbitrator's award shall be in writing and shall specify the factual and legal bases for the award;

                        H. The arbitrator will have no authority to issue an injunction or to award punitive or other damages not measured by the prevailing party's actual damages and may not, in any event, make any ruling, finding, or award that does not conform to the terms and conditions of this Agreement and any other related contract.

                        I. Each party to this Agreement agrees to maintain the confidentiality of any mediation or arbitration proceedings, including the existence of any such proceeding and all aspects of matters considered therein, to the maximum extent permitted by law. In the event of any court or other public proceeding involving matters subject to an arbitration or mediation, the parties agree to take all procedural actions to maintain the confidentiality of documents relating to the arbitration or mediation.

                  (c)   Appeal Rights:

                        A. Any party may appeal the arbitrator's award to an appellate arbitrator by filing with the AAA, within twenty days after transmittal of the award, a written brief, not to exceed twenty pages, stating the reasons why the panel's decision should be reversed or modified. The opposing party shall file with the AAA and serve on the appealing party, within twenty days after receiving the appeal brief, an opposition brief, not to exceed twenty pages.

                        B. The appellate arbitrator shall be appointed directly by the AAA, without submission of lists of proposed arbitrators, and shall be a retired judge of a court of record in the state in which the arbitration was held.

                        C. Any party may request oral argument, which must be conducted within fourteen days following the submission of the final brief. The appellate arbitration shall be based only on the record of the initial hearing and oral argument, if any. The appellate arbitrator shall render a written decision affirming, reversing, modifying, or remanding the arbitrator's decision within twenty days after receiving the final appellate submissions. The appellate arbitrator may reverse, modify, or remand the matter for further proceedings by the arbitrator only on one of the following grounds:

                              i. any ground specified in 9 U.S.C.Section 10 or 11;

                              ii. if the award contains material errors of applicable law; or

                              iii.  if the award is arbitrary or capricious.


                        D. The appellate arbitrator may render a final decision on the appeal or remand the matter for further proceedings by the arbitrator.

                  (d) Upon the application of any party, and whether or not an arbitration proceeding has been initiated, all courts having jurisdiction are authorized to:

                        A. Issue and enforce in any lawful manner such temporary restraining orders, preliminary injunctions and other interim measures of relief as may be necessary to prevent harm to a party's interests or as otherwise may be appropriate pending the conclusion of arbitration proceedings pursuant to this Agreement; and/or

                        B. Enter and enforce in any lawful manner such judgment for permanent equitable relief as may be necessary to prevent harm to a party's interest or as otherwise may be appropriate following the issuance of the arbitrators awards pursuant to this Agreement.

            16.11. Attorneys Fees. In the event any action or lawsuit is brought by either party in connection with this Agreement, the prevailing party in such proceeding shall be entitled to receive its costs, expert witness fees and reasonable attorneys' fees.

            16.12. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, but all of such counterparts taken together shall be deemed to constitute one and the same instrument.

            16.13. Further Actions. Each party shall execute and deliver such documents and instruments, and take such other actions, as the other parties deem necessary to consummate the transactions described in this Agreement and carry out the purpose thereof, including providing any requested information or certification as an Issuer may reasonably request. In addition, upon reduction of the AIG Highstar Payment Commitment from $20 million to $4 million, TransCore shall take all actions necessary to obtain Additional Letters of Credit to secure TCC Obligations that are no longer secured by the AIG Highstar Payment Commitment.

            16.14. Entire Agreement. This Agreement represents the entire agreement between TransCore, TCC and AIG Highstar with respect to the transactions to which they relate, and cannot be changed or amended except by an agreement in writing signed by the party against whom enforcement of the change or amendment is sought.

            16.15. Confidentiality. Neither the form, substance nor existence of this Agreement shall be revealed to any Person other than KRG Capital Partners, L.L.C., members of the board of directors of TransCore, holders of TransCore's Senior Funded Indebtedness (as defined in the TransCore Credit Documents) and Subordinated Indebtedness (as defined in the TransCore Credit Documents), shareholders of TransCore, insurers, sureties, investment bankers, securities and debt analysts, persons involved in the marketing and sale of TransCore securities, prospective investors in TransCore, potential acquirers of TransCore, and the parties hereto and their respective advisors, except as may be required to fulfill any regulatory disclosure requirements in connection with a Qualified IPO, subsequent securities law disclosure obligations or as otherwise required by law or as may be required in connection with the preparation of TransCore's financial statements in accordance with GAAP. This Agreement also may be disclosed to other parties with a business need to know of its existence and terms provided the party seeking to disclose this Agreement obtains the written consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

         [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK]

      IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above

                                  AIG HIGHSTAR CAPITAL L.P.

                                  By: AIG Highstar Capital GP, L.P., its
                                  general partner

                                  By: AIG Highstar Capital Management LLC, its
                                  general partner

                                  By:  AIG Global Investment Corp., a member

                                  By:___________________________________________
                                           Managing Partner

                                  TRANSCORE HOLDINGS, INC.

                                  By: /s/ David G. Sparks
                                      ------------------------------------------
                                      David G. Sparks, Executive Vice President

                                  TRANSCORE CREDIT CORPORATION

                                  By: /s/ David G. Sparks
                                      ------------------------------------------
                                      David G. Sparks, Vice President

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above

                                  AIG HIGHSTAR CAPITAL L.P.

                                  By: AIG Highstar Capital GP, L.P., its
                                  general partner

                                  By: AIG Highstar Capital Management LLC, its
                                  general partner

                                  By:  AIG Global Investment Corp., a member

                                  By: /s/_______________________________________
                                            Managing Partner

                                  TRANSCORE HOLDINGS, INC.

                                  By: __________________________________________
                                       David G. Sparks, Executive Vice President

                                  TRANSCORE CREDIT CORPORATION

                                  By:
                                     David G. Sparks, Vice President

                                    EXHIBIT A

         TRANSCORE CREDIT CORPORATION OBLIGATION NOTICE NUMBER _________

AIG Highstar Capital L. P.
175 Water Street
26th Floor
New York, New York 10038
Attention: Christopher H. Lee

(INSERT ADDRESS OF ISSUER)

Ladies and Gentlemen:

      Reference is made to the Irrevocable Funding, Warrant Purchase and Reimbursement Agreement dated as of October __, 2002 among AIG Highstar Capital
L. P, TransCore Holdings, Inc. and TransCore Credit Corporation (the "Agreement"). All capitalized terms used herein and not defined shall have the meaning ascribed to such term in the Agreement.

      A TCC Obligation in the amount of $____________ has been created by execution of a Surety Bond Agreement among _____________, as Issuer, TransCore and TCC and the related issuance of an Eligible Bond of like amount to __________________, as Eligible Obligee. The expiry date of the TCC Obligation and the related Eligible Bond is ______________, 200_.

                                           Very truly yours,

                                           TRANSCORE CREDIT CORPORATION

                                           By:________________________
                                            (Signature by Authorized Officer)

                                    EXHIBIT B

                       SUBSTITUTE LETTER OF CREDIT NOTICE

AIG Highstar Capital L. P.
175 Water Street
26th Floor
New York, New York 10038
Attention:  Christopher H. Lee

(INSERT ADDRESS OF ISSUER)

Ladies and Gentlemen:

      Reference is made to the Irrevocable Funding, Warrant Purchase and Reimbursement Agreement dated as of October_, 2002 among AIG Highstar Capital L. P., TransCore Holdings, Inc. and TransCore Credit Corporation (the "Agreement"). All capitalized terms used herein and not defined shall have the meaning ascribed to such term in the Agreement.

      Pursuant to Section 3.4 of the Agreement, ______________, a proposed Issuer of an Eligible Bond, has made a written request for a Substitute Letter of Credit in the stated amount of $___________________ which is equal to or less than the amount of the proposed Eligible Bond. Please cause a Substitute Letter of Credit in such amount to be delivered on or before ________, 200_ [12 Business Days from the date hereof] to the undersigned naming [the undersigned]/[the Issuer] as beneficiary.

                                           Very truly yours,

                                           TRANSCORE CREDIT CORPORATION

                                           By:__________________________________
                                              (Signature by Authorized Officer)

                                    EXHIBIT C

                            FORM OF LETTER OF CREDIT

                                                                               LETTER OF
OUR CREDIT NO.             ISSUE DATE                    EXPIRY DATE         CREDIT AMOUNT
--------------             ----------                    -----------         -------------
                           __________, 200_                                  $____________

BENEFICIARY                                              APPLICANT

[TransCore Credit Corporation]/[Issuer]                  AIG Highstar Capital, L. P.

Dear Beneficiary:

      At the request, on the instructions and for the account of our customer AIG Highstar Capital L. P., a Delaware limited partnership ("AIG Highstar"), with a business address at 175 Water Street, 26th Floor, New York, New York 10036, we (the "Bank") hereby establish our Irrevocable Letter of Credit No. _______ (the "Letter of Credit") in your favor, pursuant to Section 3.4 of the Irrevocable Funding, Warrant Purchase and Reimbursement Agreement dated as of October __, 2002 among AIG Highstar, TransCore Holdings, Inc. and TransCore Credit Corporation (the "Agreement"). This Letter of Credit is irrevocable and issued with respect to the surety bond issued by _________________________________ (the "Issuer") in the amount of
_______________________ (the "Eligible Bond").

      This Irrevocable Letter of Credit is issued in the aggregate initial amount of ________ Million _________ Hundred ___________ Thousand __________
Hundred ____________ Dollars ($_______________) (such amount, as reduced and reinstated from time to time in accordance with the provisions hereof, the "Stated Amount") may be drawn upon immediately and shall expire on _____________ (the "Expiration Date").

      Subject to the foregoing and the further provisions of this Letter of Credit, a demand for payment may be made by you under this Letter of Credit against your sight draft(s) drawn on us, signed by an Authorized Officer stating on its face the clause, "Drawn under ________Bank, Irrevocable Letter of Credit No. _______"and accompanied by your written certificate in the form of Exhibit A attached hereto appropriately completed and signed by an Authorized Officer. Presentation of such sight draft and certificate shall be made by writing (including telecopier) at our office located at __________________________________, Attention: _______________________ or at any
other office that may be designated by us by written notice delivered to you.

      Demands for payment may be made by you under this Letter of Credit on or prior to the expiration hereof at any time during our business hours on a Business Day at the address at which your sight draft(s) is (are) to be presented in accordance with the terms hereof. As used herein the term "Business Day" means any day other than (i) a Saturday or Sunday, (ii) a legal holiday on which banking institutions in the State of New York are authorized or required by law to close, or (iii) a day on which the

New York Stock Exchange is closed. If your sight draft accompanied by documents conforming to the terms and conditions of this Letter of Credit is made by you at or prior to 12:00 noon (Eastern Time) on a Business Day, such draft will be honored by us by 12:00 noon (Eastern Time) on the next succeeding Business Day. If your sight draft accompanied by documents conforming to the terms and conditions of this Letter of Credit is made by you after 12:00 noon (Eastern
Time) on a Business Day, such draft will be honored by us by 12:00 noon (Eastern
Time) on the second succeeding Business Day. Payment of any draft indicating a payment date which is not a Business Day as defined herein will be effected the next succeeding Business Day. If a demand for payment made by you hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you prompt notice that the purported negotiation was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we are holding any documents at your disposal or are returning the same to you, as we may elect. Upon being notified that the purported negotiation was not effected in conformity with this Letter of Credit, you may attempt to correct any such nonconforming demand for payment if, and to the extent that, you are entitled (without regard to the provisions of this sentence) and able to do so.

      Demands for payment hereunder honored by us shall not, in the aggregate, exceed the Stated Amount, as the Stated Amount may have been reduced by us or reinstated by us as provided below. Subject to the reinstatement effected in accordance with the terms hereof, each drawing honored by the Bank hereunder shall reduce the Stated Amount, it being understood that after the effectiveness of any such reduction you shall no longer have any right to make a drawing hereunder in respect of the amount corresponding thereto.

      Upon reimbursement to us of any drawing hereunder by AIG Highstar of all amounts paid by us pursuant to such drawing, a like amount of this Letter of Credit shall be reinstated.

      Only you may make a drawing under this Letter of Credit. Upon the payment to you, to your designee or to your order of the amount specified in a sight draft drawn, we shall not thereafter be obligated to make any further payments under this Letter of Credit with respect to such sight draft to you or any other person. By paying to you an amount demanded in accordance herewith, we make no representation as to the correctness of the amount demanded.

      Payments made by us hereunder will be made to you in immediately available funds and out of our funds, and not, directly or indirectly, out of funds or other assets of AIG Highstar.

      This Letter of Credit shall automatically terminate and be delivered to the Bank for cancellation, at 4 p.m. (Eastern Time) on the date which is the earliest of (i) upon receipt of your certificate in the form of Exhibit B signed by an Authorized Officer and the honoring by us of the final drawing available to be made hereunder, (ii) five calendar days after the date upon which we receive your certificate in the form of Exhibit B signed by an Authorized Officer with respect to receipt of a replacement letter of credit, and (iii) ______________, _________, the stated Expiration Date. This Letter of Credit shall be promptly surrendered to us by you upon such termination.

      Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at _______________________________, Attention:
Standby Letter of Credit Department, __________________________________,
specifically referring thereon to this Letter of Credit by number.

      As used herein "Authorized Officer" shall mean any person signing as your President, or one of your Vice Presidents. Other capitalized terms used herein but not defined herein shall have the same meanings as in the Agreement.

      This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only the certificate(s) and sight draft(s) referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificate(s) and such sight draft(s).

      To the extent not inconsistent with the express terms of this Letter of Credit, this Letter of Credit shall be governed by, and construed in accordance with, the International Standby Practices (1998), International Chamber of Commerce Publication No. 590 ("ISP98"). As to matters not covered by the ISP98, this Letter of Credit shall be governed by the laws of the State of New York, including, to the extent not inconsistent with the lSP98, the Uniform Commercial Code as in effect in the State of New York.

                                               Very truly yours,

                                                          EXHIBIT A TO EXHIBIT C

                             CERTIFICATE FOR DRAWING

                                                                          [Date]

________________________

________________________

________________________

Attention: Standby Letter of Credit Department

Re:   Irrevocable Letter of Credit No.

      The undersigned, a duly authorized officer of TransCore Credit Corporation ("TCC"), hereby certifies to ___________ Bank (the "Bank") with reference to the Bank's Irrevocable Letter of Credit No. _______ (the "Letter of Credit") (any capitalized terms used herein and not defined shall have its respective meaning as set forth in the Letter of Credit issued by the Bank in favor of TCC or the Agreement defined therein) that:

TCC is making a drawing under the above-referenced Letter of Credit in the amount of $ ________ with respect to payment of a TCC Obligation pursuant to
Section 4.01 of the Agreement.

The amount of the sight draft accompanying this certificate hereby does not exceed the Stated Amount or the amount available on the date hereof to be drawn under the above-referenced Letter of Credit in respect of the Eligible Bond to which it relates.

Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will transfer such amount to the Issuer of the Eligible Bond pursuant to the Agreement, (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

      IN WITNESS WHEREOF, TCC has executed and delivered this Certificate as of the __________ day of __________________, 20__.

                                           TRANS CORE CREDIT CORPORATION

                                           By:__________________________________
                                           Title:

                                                          EXHIBIT B TO EXHIBIT C

                                                                  __________Bank
                                                    Irrevocable Letter of Credit
                                                                       No. _____

                             TERMINATION CERTIFICATE

      The undersigned, a duly authorized officer of TransCore Credit Corporation ("TCC"), hereby certifies as follows to ____________ Bank, as issuer of the above-referenced letter of credit (the "Letter of Credit").

      SECTION 1. ALL TERMS DEFINED IN THE LETTER OF CREDIT ARE USED HEREIN WITH THE SAME MEANINGS.

      SECTION 2. WE HEREBY REQUEST TERMINATION OF THE LETTER OF CREDIT SUBMITTED HEREWITH FOR THE FOLLOWING REASON [STATE ONE OF THE FOLLOWING]:

      2.1. The draft or demand accompanying this Certificate is the final draft or demand to be drawn under the Letter of Credit and, upon the honoring of such draft or demand, we will surrender the Letter of Credit to the Bank for cancellation;

      2.2. The conditions precedent to the acceptance of a replacement letter of credit have been satisfied and we have has accepted the replacement letter of credit; or

      2.3. The Eligible Bond to which this Letter of Credit relates no longer remains outstanding.

Dated:__________________                   TRANSCORE CREDIT CORPORATION

                                           By:__________________________________
                                           Title:

                                    EXHIBIT D

                TRANSCORE CREDIT CORPORATION PAYMENT CERTIFICATE

TransCore Credit Corporation
8158 Adams Drive
Liberty Center-Building 200
Hummelstown, Pennsylvania 17036
Attention: Mr. David Sparks

Ladies and Gentlemen:

      Reference is made to the Irrevocable Funding, Warrant Purchase and Reimbursement Agreement dated as of October __, , 2002 among AIG Highstar Capital, L. P., TransCore Holdings, Inc. and TransCore Credit Corporation (the "Agreement") and the Surety Bond Agreement dated _________ among _________, as Issuer, TransCore and TCC. All capitalized terms used herein and not defined shall have the meaning ascribed to such term in the Agreement. __________, as Issuer, has made a payment, or is obligated to make a payment, to ___________, as Eligible Obligee under the Eligible Bond in the amount of $____________ . Pursuant to Section 4.1 of the Agreement, TransCore hereby makes demand for payment from TCC in the amount of $___________. In accordance with the terms of Sections 4.3 and 4.4 of the Agreement, please wire funds for the account of TransCore to ______________________[Insert financial institution and account number].

                                           Very truly yours,

                                           TRANSCORE HOLDINGS, [NC.

                                           By: _________________________________
                                               (Signature by Authorized Officer)

                                    EXHIBIT E

                  AIG HIGHSTAR CAPITAL L.P. PAYMENT CERTIFICATE

AIG Highstar Capital L. P.
175 Water Street
26th Floor
New York, New York 10038
Attention: Christopher H. Lee

      Ladies and Gentlemen:

            Reference is made to the Irrevocable Funding, Warrant Purchase and Reimbursement Agreement dated as of October __, 2002 among AIG Highstar Capital
L. P, TransCore Holdings, Inc. and TransCore Credit Corporation (the "Agreement") and TransCore Credit Corporation Obligation Notice Number __. All capitalized terms used herein and hot defined shall have the meaning ascribed to such term in the Agreement or TransCore Credit Corporation Obligation Notice Number __, as the context may require.

      _________, as Issuer, has made a payment, or is obligated to make a payment, to _________, as Eligible Obligee under the Eligible Bond in the amount of $__________. TCC is obligated to make a payment to the Issuer (or the Eligible Obligee as the Issuer's assignee) in the amount of $_____________. All Additional Letters of Credit have been fully drawn upon in accordance with their terms. Therefore, pursuant to Section 5.1 of the Agreement, TCC hereby makes demand for payment from AIG Highstar in the amount of $___________. In accordance with the terms of Sections 5.3 and 5.4 of the Agreement, please wire funds for the account of TCC to ______________________[Insert financial institution and account number].

                                           Very truly yours,

                                           TRANSCORE CREDIT CORPORATION

                                           By:__________________________________
                                              (Signature by Authorized Officer)

                                    EXHIBIT F

                          TRANSCORE PAYMENT CERTIFICATE

TransCore Holdings, Inc.
8158 Adams Drive
Liberty Center-Building 200
Hummelstown, Pennsylvania 17036
Attention: Mr. David Sparks

      Ladies and Gentlemen:

            Reference is made to the Irrevocable Funding, Warrant Purchase and Reimbursement Agreement dated as of October __, 2002 among AIG Highstar Capital,
L. P., TransCore Holdings, Inc. and TransCore Credit Corporation (the "Agreement") and the Surety Bond Agreement dated _________ among _________, as Issuer, TransCore and TCC. All capitalized terms used herein and not defined shall have the meaning ascribed to such term in the Agreement.

AIG Highstar has made an AIG Highstar Payment to TCC pursuant to Section 5.1 of the Agreement. Pursuant to Section 6.2 of the Agreement, AIG Highstar hereby makes demand for payment from TransCore in the amount of $__________. In accordance with the terms of Section 6.4 of the Agreement, please wire funds for the account of AIG Highstar to ______________________[Insert financial institution and account number].

                                           Very truly yours,

                                           AIG HIGHSTAR CAPITAL, L. P.

                                           By: _________________________________
                                               (Signature by Authorized Officer)

                                    EXHIBIT G

                               CLOSING CERTIFICATE

      I, Claudia F. Wiegand, hereby certify that I am the duly appointed Executive Vice President of TRANSCORE HOLDINGS, INC., a Delaware corporation (the "Corporation"), and I am delivering this Certificate to AIG HIGHSTAR CAPITAL, L.P. ("AIG Highstar"), in my capacity as Executive Vice President of the Corporation pursuant to that certain Irrevocable Funding, Warrant Purchase and Reimbursement Agreement dated October __, 2002, by and among the Corporation, TransCore Credit Corporation and AIG Highstar (the "Irrevocable Funding Agreement") and hereby certify to AIG Highstar that:

            1. TransCore has discovered accounting irregularities at the time of the acquisition of Viastar Holdings, Inc. ("Viastar") and for the fiscal years ending January 31, 2001 and January 31, 2002 in the accounts receivable, accounts payable, cash and possibly other balance sheet accounts of Viastar (the "Irregularities"). TransCore, for accounting purposes, has now treated Viastar as a discontinued operation and incurred a charge of approximately $40 million (the "Discontinued Operations Charge"). The Senior Lender and Purchasers (as defined under the Note Purchase Agreement) have waived any Default or Event of Default caused by the breach of any representation or warranty made in either the Credit Agreement or Sub-Debt Note Purchase Agreements, as the case may be, to the extent such breach is due solely to the Irregularities or the Discontinued Operations Charge.

      IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate this _st day of October, 2002.

                                                __________________________
                                                Name:
                                                Title: President

I, _________________, as Secretary of TRANSCORE CREDIT CORPORATION, a Delaware corporation, hereby certify that appearing above is a true and correct signature of ___________, the President of TRANSCORE CREDIT CORPORATION.

      Dated this __ day of October, 2002.

                                                ____________________________
                                                Name:
                                                Title: Secretary